UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2009

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 1, 2009, Exelixis, Inc. (the “Company”) promoted the following senior Company employees:

Peter Lamb, Ph.D. was promoted to the position of Executive Vice President, Discovery Research and Chief Scientific Officer from his previous position of Senior Vice President, Discovery Research and Chief Scientific Officer, a position he held since January 2007. Dr. Lamb has served in numerous other positions with the Company since October 2000. He served as Vice President, Discovery Pharmacology from December 2003 until January 2007 and Senior Director, Molecular Pharmacology and Structural Biology from October 2000 until December 2003. From June 1992 until September 2000, Dr. Lamb held positions of increasing responsibility at Ligand Pharmaceuticals, most recently serving as Director of Transcription Research. Dr. Lamb has held post-doctoral research fellowships at the Carnegie Institution, Department of Embryology, with Dr. S.L. McKnight and the University of Oxford with Dr. N.J. Proudfoot, working in the field of gene regulation. Dr. Lamb has authored numerous articles in the fields of gene expression, signal transduction and oncology, and is an author on multiple issued and pending U.S. patents. Dr. Lamb has a Ph.D. in Molecular Biology from the ICRF/University of London and a B.A. in Biochemistry from the University of Cambridge.

Dana Aftab, Ph.D. was promoted to the position of Senior Vice President, Translational Research from his previous position of Vice President, Translational Research, a position he held since January 2007. In this position he has played a significant role in the implementation of a broad translational platform at the Company, utilizing biomarkers to help advance the Company’s clinical development programs. Dr. Aftab joined the Company in August 1999 as a Senior Scientist, and held positions of increasing responsibility, including Senior Director of Pharmacology. Prior to joining the Company, he held Senior Scientist positions at Versicor, Inc. and MetaXen, LLC. Dr. Aftab received a B.A. in Pharmacology from the University of California, Santa Barbara and a Ph.D. in Pharmacology from Yale University. Dr. Aftab has also completed postdoctoral training in Molecular and Cell Biology at the University of California, Berkeley.

John Nuss, Ph.D. was promoted to the position of Senior Vice President, Chemistry from his previous position of Vice President, Chemistry, a position he held since September 2002. Previously, he served as Senior Director, Chemistry from March 2000 until September 2002. Since joining the Company in March 2000, Dr. Nuss has been responsible for leading Discovery chemistry efforts in the areas of oncology and metabolic diseases. From 1994 until 2000, Dr. Nuss was Director of Chemistry at Chiron Corporation, where he was involved in the application of combinatorial technologies to drug discovery and subsequently led medicinal chemistry teams in the metabolic disease and oncology therapeutic areas. Prior to joining Chiron, Dr. Nuss was Assistant Professor of Chemistry at the University of California, Riverside, working in the area of synthetic methodology development and its application to biologically active materials. Dr. Nuss has authored articles in the areas of synthetic methodology, natural product synthesis, combinatorial chemistry and medicinal chemistry, and is a named inventor on numerous issued and pending US patents. Dr. Nuss was a National Institutes of Health postdoctoral fellow at Stanford University with Professor Paul Wender. He holds a Ph.D. in Organic Chemistry from the University of Wisconsin, Madison and a B.S. in chemistry from the University of Kansas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: September 21, 2009	/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary